Exhibit 10.1

VIA E-MAIL AND U.S. MAIL

Christopher Spohn

Chris:

As you are aware, you and Zovio Inc., a Delaware corporation (the “Company” or “we”), are parties to an Employment Agreement, dated April 30, 2020 (“Employment Agreement”). The intent of this Letter (the “First Amendment”) is to memorialize our recent discussions with respect to certain terms of your employment and to modify the provisions of the Employment Agreement set forth below. Except as expressly set forth below: (i) all capitalized terms used in this First Amendment shall have the same meanings set forth in your Employment Agreement; and (ii) the terms of your Employment Agreement and the ancillary agreements and Exhibits referenced therein shall remain in full force and effect. For the avoidance of doubt, and by signing below, you acknowledge that the execution of this First Amendment and the actions taken by the Company to implement this First Amendment shall not constitute “Good Reason” for purposes of your Employment Agreement.

1. Section 3(d)(ii) of your Employment Agreement is hereby amended and restated in its entirety to read as follows:

(ii) Like our other senior executive officers, your Equity Award for the 2020 calendar year will consist of a Restricted Stock Unit Award and Performance Stock Unit Award under the Company’s stock plan (collectively, the “2020 Award”). Your 2020 Award will cover 40% Restricted Stock Units and 60% Performance Stock Units and such 2020 Award will be subject to all of the terms and conditions specified by the Compensation Committee or sub-committee thereof, the Company’s stock plan, a Restricted Stock Unit Award Agreement, a Performance Stock Unit Award Agreement, and the Company’s insider trading policy.

If this First Amendment is acceptable to you, please sign and date one copy of this First Amendment and return it to me at diane.thompson@zovio.com within 10 days of the date set forth above. You should keep a second copy for your files.

Very truly yours,

/s/ Diane Thompson
Diane L. Thompson
Executive Vice President, Secretary and General Counsel

Exhibit 10.1

I hereby accept the First Amendment as set forth above.

/s/ Christopher Spohn	5/27/2020
Christopher Spohn	Date

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